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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors



We consent to the incorporation by reference in this registration statement of Legato Systems, Inc. on Form S-8 of our report dated July 24, 1997 on the consolidated financial statements and financial statement schedule of QualixGroup, Inc. as of June 30, 1997 and for the year then ended, appearing in the annual report on Form 10-K/A of Legato Systems, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP


San Jose, California
January 27, 2000